                                                                     EXHIBIT 3.2


                          AMENDED AND RESTATED BYLAWS
                                       OF
                           APPLIED FILMS CORPORATION

                            (A COLORADO CORPORATION)


                                   ARTICLE I.
                                    OFFICES

         1. BUSINESS OFFICES. The Corporation may have one or more offices at such place or places within or without the state of Colorado as the Board of Directors may from time to time determine or as the business of the Corporation may require.

         2. PRINCIPAL OFFICE. The initial principal office of the Corporation shall be as set forth in the Articles of Incorporation. The Board of Directors, from time to time, may change the principal office of the Corporation.

         3. REGISTERED OFFICE. The registered office of the Corporation shall be as set forth in the Articles of Incorporation, unless changed as provided by the provisions of the Colorado Business Corporation Act, as it may be amended from time to time, or any successor law (the "Act").

                                  ARTICLE II.
                             SHAREHOLDERS' MEETINGS

         1. ANNUAL MEETINGS. The annual meetings of shareholders for the election of directors to succeed those directors whose terms expire and for the transaction of such other business as may come before the meeting shall be held each year at such date, time and place, either within or without the state of Colorado, as may be designated by resolution of the Board of Directors from time to time; provided, however, that an annual meeting of shareholders shall be held each year on a date that is within the earlier of six months after the close of the last fiscal year or fifteen months after the last annual meeting. If the day so fixed for such annual meeting shall be a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour.

         2. SPECIAL MEETINGS. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the President or by the Board of Directors and shall be called by the President or the Secretary upon one or more written demands (which shall state the purpose or purposes therefor) signed and dated by the holders of shares representing not less than ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.

The record date for determining the shareholders entitled to demand a special meeting is the date of the earliest of any of the demands pursuant to which the meeting is called, or the date that is 60 days before the date on which the first of such demands is received, whichever is later. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of such meeting.

         3. PLACE OF SPECIAL MEETINGS. Special meetings of shareholders shall be held at such place or places, within or without the state of Colorado, as may be determined by the Board of Directors and designated in the notice of the meeting, or, if no place is so determined and designated in the notice, special meetings of shareholders shall be held at the principal office of the Corporation.

         4. NOTICE OF MEETINGS. Not less than 10 nor more than 60 days prior to each annual or special meeting of shareholders, written notice of the date, time and place of each annual and special shareholders' meeting shall be given to each shareholder entitled to vote at such meeting; provided, however, that if the authorized shares of the Corporation are proposed to be increased, at least 30 days' notice in like manner shall be given; and provided, further, that if the Act prescribes notice requirements for particular circumstances (as in the case of the sale, lease or exchange of the Corporation's assets other than in the usual and regular course of business, or the merger or dissolution of the Corporation), the provisions of the Act shall govern. Notice may be given in person; by telephone, telegraph, teletype, electronically transmitted facsimile, or other form of wire or wireless communication; and, if so given, shall be effective when received by the shareholder. Notice may also be given by deposit in the United States mail, postage prepaid, if addressed to the shareholder at the address of such shareholder shown in the Corporation's current record of shareholders, and, if so given, shall be effective when mailed. If three successive notices mailed to any shareholder in accordance with the provisions of this Section 4 are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the Corporation. The notice of a special meeting shall, in addition, state the meeting's purposes.

         5. SHAREHOLDERS' LIST. A complete record of the shareholders entitled to notice of any shareholders' meeting (or an adjourned meeting described in Section 9 of this Article II) shall be prepared by the Secretary of the Corporation. Such shareholders' list shall be arranged by voting groups and, within each voting group by class or series of shares, shall be alphabetical within each class or series and shall show the address of, and the number of shares of each such class and series that are held by, each shareholder. (When used in these Bylaws, the term "voting group" or "voting groups" shall have the meaning assigned by the Act.) The shareholders' list shall be available for inspection by any shareholder beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice is given and continuing through the meeting and any adjournment thereof at the Corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting will be held. A shareholder or his agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Act, to copy the list during regular business hours and during the period it is available for inspection.

         6. ORGANIZATION. The Chairman of the Board, or, in the Chairman of the Board's absence, the Chief Executive Officer shall call meetings of shareholders to order and act as chairperson of such meetings. In the absence of said officers, any shareholder entitled to vote at the meeting, or any proxy of any such shareholder, may call the meeting to order and a chairperson shall be elected by a majority of the votes present and entitled to be cast at the meeting. The Secretary or any Assistant Secretary of the Corporation or any person appointed by the chairperson may act as secretary of such meetings.

         7. AGENDA AND PROCEDURE. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of shareholders, subject to the rights of shareholders to raise matters, if any, which may properly be brought before the meeting although not included within the agenda. The chairperson shall be charged with the orderly conduct of all meetings of shareholders.

         8. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise provided in the Act or in the Corporation's Articles of Incorporation, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. In the absence of a quorum at any shareholders' meeting, a majority of the votes present in person or represented by proxy and entitled to vote on any matter at the meeting may adjourn the meeting from time to time for a period not to exceed 120 days from the original date of the meeting without further notice (except as provided in Section 9 of this Article II) until a quorum shall be present or represented.

         9. ADJOURNMENT. When a meeting is for any reason adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 120 days from the date of the original meeting, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder as of the new record date.

         10.     VOTING.

                 (a) Except as provided by law or in the Articles of Incorporation, at every meeting of shareholders, or with respect to corporate action which may be taken without a meeting, each outstanding share having voting power is entitled to one vote, and each fractional share, if any is outstanding, is entitled to a corresponding fractional vote, on each matter voted on at a shareholders' meeting.

                 (b) A shareholder may vote the shareholder's shares in person or by proxy. A shareholder may appoint a proxy by signing an appointment form, either personally or by the shareholder's attorney-in-fact. A shareholder may appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype or other electronic transmission providing a written statement of the appointment to the proxy, to a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation; except that the transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. An appointment of a proxy is not effective against the Corporation until the appointment is received by the Corporation. The appointment is effective for eleven months unless a different period is expressly provided in the appointment form. An appointment of a proxy shall be revocable by the shareholder except as may be permitted or provided by law.

                 (c) When a quorum is present at any meeting of shareholders, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the matter is on upon which a different vote is required by express provision of a statute, or the Articles of Incorporation, or these Bylaws, in which case such express provision shall govern and control the decision on such matter.

         11. INSPECTORS. The chairperson of the meeting may at any time appoint two or more inspectors to serve at a meeting of the shareholders. Such inspectors shall decide upon the qualifications of voters, including the validity or proxies, accept and count the votes for and against the matters presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock within each voting group that is issued and outstanding and entitled to vote thereon and the number of shares within each voting group that voted for and against the matters presented. The voting inspectors need not be shareholders of the Corporation, and any director or officer of the Corporation may be an inspector on any matter other than a vote for or against such director's or officer's election to any position with the Corporation or on any other matter in which such officer or director may be directly interested.

         12. NO MEETINGS BY TELECOMMUNICATION. Neither the participation of shareholders in an annual or special shareholders' meeting by means of telecommunication nor the conducting of meetings by means of telecommunication, as provided in Section 7-107-108 of the Act, shall be permitted.

                                  ARTICLE III.
                               BOARD OF DIRECTORS

         1. AUTHORITY, ELECTION AND TENURE. Subject to any provision in the Articles of Incorporation, all corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, a Board of Directors. The Board of Directors shall be elected at each annual meeting of shareholders. In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election shall be elected to the Board of Directors. The directors shall serve for staggered terms as provided in the Corporation's Articles of Incorporation; provided, however, that a director shall continue to serve, despite the expiration of his or her term, until such director's successor shall be elected and shall qualify, or until such director's earlier death, resignation or removal.

         2. NUMBER AND QUALIFICATION. The number of directors shall be at least five (5) and not more than nine (9). Within that range, the number of directors shall be as stated by resolution of the Board of Directors from time to time, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors must be natural persons at least eighteen years of age but need not be shareholders or residents of the state of Colorado.

         3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such dates, times and places as may be determined by the Board of Directors. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

         4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chief Executive Officer at any time and shall be called by the President or the Secretary on the written request of any two directors.

         5. PLACE OF MEETINGS. Any meeting of the Board of Directors may be held at such place or places either within or without the state of Colorado as shall from time to time be determined by the Board of Directors and as shall be designated in the resolution of the Board of Directors fixing the date, time and place of the regular meetings of the Board of Directors or in the notice of special meeting.

         6. NOTICE OF MEETINGS. Notice of the date, time and place of each special meeting of directors shall be given to each director at least two days prior to such meeting. The notice of a special meeting of the Board of Directors need not state the purposes of the meeting. Notice to each director of any special meeting may be given in person; by telephone, telegraph, teletype, electronically transmitted facsimile, or other form of wire or wireless communication; or by mail or private carrier. Oral notice to a director of any special meeting is effective when communicated. Written notice to a director of any special meeting, including without limitation notice sent by electronic mail, is effective at the earliest of: (a) the date received;
(b) five days after it is deposited in the United States mail, properly addressed to the last address for the director shown on the records of the Corporation, first class postage prepaid; (c) the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, in the United States mail and if the return receipt is signed by or on behalf of the director to whom the notice is addressed.

         7. QUORUM AND VOTING. A majority of the number of directors fixed by or in accordance with Section 2 of this Article III shall constitute a quorum at all meetings of the Board of Directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise required by the Act.

         8. ORGANIZATION, AGENDA AND PROCEDURE. The Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer shall act as chairperson of the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the chairperson shall act as secretary of each meeting of the Board of Directors. The agenda of any procedure for such meetings shall be as determined by the Board of Directors.

         9. RESIGNATION. Any director of the Corporation may resign at any time by giving written resignation notice to the Corporation or the Secretary of the Corporation at the Corporation's principal office. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective, unless it so provides. A director who resigns may deliver to the Secretary of State for filing a statement to that effect.

         10. REMOVAL. Any director may be removed, either with or without cause, at any time, at a special meeting of the shareholders called and held for such purpose if the number of votes cast in favor of removal exceeds the number of votes cast against removal; provided, however, that if a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. A vacancy in the Board of Directors caused by any such removal may be filled by the Corporation's shareholders at such meeting or, if the shareholders at such meeting shall fail to fill such vacancy, by the Board of Directors as provided in Section 11 of this Article III.

         11. VACANCIES. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors: (a) the shareholders may fill the vacancy at the next annual meeting or at a special meeting called for that purpose; or (b) the Board of Directors may fill the vacancy; or (c) if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. The term of a director elected to fill a vacancy pursuant to subparagraph (b) or
(c) of the foregoing sentence expires at the next annual shareholders' meeting. The term of a director elected to fill a vacancy pursuant to subparagraph (b) or (c) of this Section 11 shall be the unexpired term of such director's predecessor in office; except that, if the director's predecessor had been elected to fill a vacancy pursuant to Subparagraph (b) or (c) of this Section 11, the term of a director elected pursuant to Section (a) of this Section 11 shall be the unexpired term of the last predecessor elected by the shareholders. If the vacant directorship was held by a director elected by a voting group of shareholders and one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and only the holders of shares of that voting group are entitled to vote to fill such vacancy if it is filled by the shareholders.

         12. EXECUTIVE AND OTHER COMMITTEES. Except as otherwise required by the Act, the Board of Directors, by resolution adopted by the greater of a majority of the number of directors fixed by or in accordance with Section 2 of this Article III or the number of directors required to take action pursuant to
Section 7 of this Article III, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution and except as otherwise prescribed by the Act, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except that no committee shall: (a) authorize distributions; (b) approve or propose to shareholders action that the Act requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any of its committees; (d) amend the Articles of Incorporation;
(e) adopt, amend, or repeal these Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that with respect to this clause (h) the Board of Directors may authorize a committee to do so within limits specifically prescribed by the Board of Directors. The provision of these Bylaws governing meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees and the members thereof.

         13. COMPENSATION OF DIRECTORS. Each director may be paid such compensation as fixed from time to time by resolution of the Board of Directors, together with reimbursement for the reasonable and necessary expenses incurred by such director in connection with the performance of such director's duties. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

         14. MEETING BY TELECOMMUNICATION. One or more members of the Board of Directors or any committee designated by the Board of Directors may hold or participate in a meeting of the Board of Directors or such committee through the use of any means of communication by which all persons participating can hear each other at the same time.

         15. NOTIFICATION OF NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or by a shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than (i) with respect to an election to be held at an annual meeting of shareholders, 30 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the

Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                  ARTICLE IV.

           WAIVER OF NOTICE BY SHAREHOLDERS AND DIRECTORS AND ACTION
                    OF SHAREHOLDERS AND DIRECTORS BY CONSENT

         1. WAIVER OF NOTICE. A shareholder may waive any notice required by the Act or by the Articles of Incorporation or these Bylaws, and a director may waive any notice of a directors' meeting, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder or director entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Attendance of a shareholder at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director, at the beginning of the meeting or promptly upon his or her later arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting, or if special notice was required of a particular purpose pursuant to the Act, the director objects to transacting business with respect to the purpose for which such special notice was required and does not thereafter vote for or assent to action taken at the meeting, or if special notice was required of a particular purpose pursuant to the Act, the director objects to transacting business with respect to the purpose for which such special notice was required and does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.

         2. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders, directors or members of an executive or other committee, as applicable, may be taken without a meeting if all shareholders entitled to vote with respect to such action, or all directors or all members of an executive or other committee, as the case may be, give written consent to such action in writing. The record date for determining shareholders entitled to take action without a meeting is the date a writing upon which the action is taken, pursuant to this Section 2 of Article IV, is first received by the Corporation. Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 2 of this
Article IV may revoke such consent by a writing signed by such shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action. Action taken without a meeting shall be effective: in the case of an action of shareholders, as of the date the last writing necessary to effect the action is received by the Corporation unless all of the writings necessary to effect the action specify another date, which may be before or after the date the writings are received by the Corporation; and in the case of director's action, action is taken when the last director signs a writing describing the action taken unless before such time the Secretary has received a written revocation of the consent of any other director, and any action so taken shall be effective at the time taken unless the directors specify a different effective date.

                                   ARTICLE V.
                                    OFFICERS

         1. ELECTION AND TENURE. The officers of the Corporation shall consist of a Chairman of the Board, a Vice Chairman, a Chief Executive Officer, a President, a Secretary, and a Treasurer, each of whom shall be appointed annually by the Board of Directors. The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary. The Board of Directors may delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person. Each officer so appointed shall continue in office until a successor shall be appointed and shall qualify, or until the officer's earlier death, resignation or removal. Each officer shall be a natural person who is eighteen years of age or older.

         2. RESIGNATION, REMOVAL AND VACANCIES. Any officer may resign at any time by giving written notice of resignation to the Board of Directors or the Chief Executive Officer. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later effective date, and acceptance of the resignation shall not be necessary to render such resignation effective. Any officer may at any time be removed by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer's predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such officer's earlier death, resignation or removal. The appointment of an officer shall not itself create contract rights in favor of the officer, and the removal of an officer does not affect the officer's contract rights, if any, with the Corporation and the resignation of an officer does not affect the Corporation's contract rights, if any, with the officer.

         3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at meetings of the Board of Directors and of the shareholders at which he or she is present, and shall give counsel and advice to the Board of Directors and the officers of the Corporation on all subjects concerning the welfare of the Corporation and the conduct of its business. The Chairman of the Board of Directors shall perform such other duties as the Board may from time to time determine.

         4. VICE CHAIRMAN. If the Chairman dies or is unable to perform the duties of the Chairman for any other reason, the Vice Chairman, if any, shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, and may call special meetings of the shareholders and regular and special meetings of the Board of Directors. The Vice Chairman, if any, shall not succeed to any of the other rights, powers or duties of the Chairman. He or she shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

         5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general supervision, direction and control of the business of the Corporation and shall have the general powers and duties of management usually vested in or incident to the office of the Chief Executive Officer of a corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board, or if authorized by the Chairman of the Board, the Chief Executive Officer shall preside at meetings of the shareholders. He or she shall be a member of the executive committee, if such a committee is designated by the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall executive bonds, mortgages and other contracts on behalf of the Corporation and shall cause the seal to be affixed to any instrument requiring it. If the Chief Executive Officer dies or becomes unable to perform the duties of the Chief Executive Officer, the Board of Directors shall elect a successor to be Chief Executive Officer of the corporation.

         6. PRESIDENT. The President shall perform all duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, the President shall perform the duties of the Chief Executive Officer and when so performing shall have all powers of and be subject to all the restrictions upon the Chief Executive Officer.

         7. VICE PRESIDENTS. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the Chief Executive Officer.

         8. SECRETARY. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary including, without limitation, the duty and power to give notice of all meetings of shareholders and the Board of Directors, the preparation and maintenance of minutes of the directors' and shareholders' meetings and other records and information required to be kept by the Corporation under Article XI and for authenticating records of the Corporation, and to be custodian of the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

         9. TREASURER. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and to render as required by the Board of Directors statements of all these transactions taken as Treasurer and of the financial condition of the Corporation.

         10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

         11. BOND OF OFFICERS. The Board of Directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for such terms and conditions as the Board of Directors may specify, including without limitation for the faithful performance of such officer's duties and for the restoration to the Corporation of any property belonging to the Corporation in such officer's possession or under the control of such officer.

         12. COMPENSATION. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or authorized from time to time by the Board of Directors.

                                  ARTICLE VI.
                                INDEMNIFICATION

         1. INDEMNIFICATION. To the extent permitted or required by the Act and any other applicable law, if any director or officer of the Corporation is made a party to or is involved in any proceeding because such person is or was a director or officer of the Corporation, the Corporation shall (a) indemnify such person from and against any liability, including but not limited to expenses of investigation and preparation, expenses in connection with appearance as a witness, and fees and disbursements of counsel, accountants or other experts, incurred by such person in such proceeding, and (b) advance to such person expenses incurred in such proceeding. The Corporation may in its discretion, but is not obligated in any way to, indemnify and advance expenses to an employee or agent of the Corporation to the same extent as to a director or officer, and the Corporation may indemnify an employee, fiduciary, or agent of the Corporation to a greater extent than expressly permitted herein for officers and directors if not inconsistent with public policy.

         2. PROVISIONS NOT EXCLUSIVE. The foregoing provisions for indemnification and advancement of expenses are not exclusive, and the Corporation may at its discretion provide for indemnification or advancement of expenses in a resolution of its shareholders or directors, in a contract or in its Articles of Incorporation.

         3. EFFECT OF MODIFICATION OF ACT. Any repeal or modification of the foregoing provisions of this Article for indemnification or advancement of expenses shall not affect adversely any right or protection stated in such provisions with respect to any act or omission occurring prior to the time of such repeal or modification. If any provision of this Article or any part thereof shall be held to be prohibited by or invalid under applicable law, such provision or part thereof shall be deemed amended to accomplish the objectives of the provision or part thereof as originally written to the fullest extent permitted by law, and all other provisions or parts shall remain in full force and effect.

         4. DEFINITIONS. As used in this Article, the following terms have the following meanings:

                 (a) ACT. When used with reference to an act or omission occurring prior to the effectiveness of any amendment to the Act which occurs after the effectiveness of the adoption of this Article, the term "Act" shall include such amendment only to the extent that the amendment permits a corporation to provide broader indemnification rights than the Act permitted prior to the amendment.

                 (b) CORPORATION. The term "Corporation" includes any domestic or foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                 (c) DIRECTOR OR OFFICER. A "director" or "officer" is an individual who is or was a director or officer of the Corporation or an individual who, while a director or officer of the Corporation, is or was serving at the Corporation's request as director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or entity or of an employee benefit plan. A director or officer is considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. The terms "director" and "officer" include, unless the context requires otherwise, the estate or personal representative of a director or officer.

                 (d) LIABILITY. The term "liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan), or reasonable expenses.

                 (e) PROCEEDING. The term "proceeding" means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.

         5. INSURANCE. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or entity or of any employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under the Act. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

         6. EXPENSES AS A WITNESS. The Corporation may pay or reimburse expenses incurred by a director, officer, employee, fiduciary, or agent in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

         7. NOTICE TO SHAREHOLDERS. If the Corporation indemnifies or advances expenses to a director under this Article in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                  ARTICLE VII.
           EXECUTION OF INSTRUMENTS; LOANS; CHECKS AND ENDORSEMENTS;
                               DEPOSITS; PROXIES

         1. EXECUTION OF INSTRUMENTS. The Chief Executive Officer, or the President or any Vice President shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or when the execution and delivery of the instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

         2. BORROWING. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligation of the Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

         3. LOANS TO DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation may lend money to, guarantee the obligations of and otherwise assist directors, officers and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock, only upon compliance with the requirements of the Act.

         4. CHECKS AND ENDORSEMENTS. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

         5. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

         6. PROXIES. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, or the President or any Vice President: (a) may from time to time appoint one or more agents of the Corporation, in the name and on behalf of the Corporation, (i) to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or (ii) to consent in writing to any action by such other corporation, association or other entity; (b) may instruct the person so appointed as to the manner of casting such votes or giving such consent; and
(c) may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as may be deemed necessary or proper.

                                 ARTICLE VIII.
                                SHARES OF STOCK

         1. CERTIFICATES OF STOCK. The shares of the Corporation may but need not be represented by certificates. Unless the Act or another law expressly provides otherwise, the fact that the shares are not represented by certificates shall have no effect on the rights and obligations of shareholders. If the shares are represented by certificates, such certificates shall be signed either manually or in facsimile by the President and the Secretary or such other representatives of the Corporation as are designated by the Board of Directors. If the person who signed, either manually or in facsimile, a share certificate, no longer holds office when the certificate is issued, the certificate is nevertheless valid. Every certificate representing shares issued by the Corporation shall state the number and class of shares and the designation of the series, if any, the certificate represents, and shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe.

         2. SHARES WITHOUT CERTIFICATES. The Board of Directors may authorize the issuance of any class or series of shares of the Corporation without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send the shareholder a complete written statement of the information required on certificates by the Act.

         3. RECORD. A record shall be kept of the names and addresses of the Corporation's shareholders, in a form that permits preparation of a list of shareholders that is arranged by voting group and within each voting group by class or series of shares, that is alphabetical within each class or series, and that shows the addresses of, and the number of shares of each class and series and the date of issuance of the shares (and in case of cancellation, the date of cancellation) held by, each shareholder. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

         4. TRANSFER OF STOCK. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such registered holder's attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.

         5. TRANSFER AGENTS AND REGISTRARS; REGULATIONS. The Board of Directors may appoint one or more transfer agents or registrars with respect to shares of the stock of the Corporation. The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

         6. LOST, DESTROYED OR MUTILATED CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by the Act.

                                  ARTICLE IX.
                                 CORPORATE SEAL

         The corporate seal shall be in the form approved by resolution of the Board of Directors. Said sale may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The impression of the seal may be made and attested by either the Secretary or any Assistant Secretary for the authentication of contracts or other papers requiring the seal.

                                   ARTICLE X.
                                  FISCAL YEAR

         The fiscal year of the Corporation shall be the year established by the Board of Directors.


                                  ARTICLE XI.
                               CORPORATE RECORDS

         1. CORPORATE RECORDS. The Corporation shall comply with the provisions of the Act regarding maintenance of records and shall keep such records at such place as the Act may designate or, if the Act does not designate the place for such records, then at such place or places as may be from time to time designated by the Board of Directors.

         2. ADDRESSES OF SHAREHOLDERS. Each shareholder shall furnish to the Secretary of the Corporation or the Corporation's transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed and if any shareholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such shareholder at such shareholder's address last known to the Secretary or transfer agent.

         3. FIXING RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to a notice of or to vote at any meeting of shareholders or entitled to receive payment of any dividend or other distribution or allotment of rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 70 days before the meeting or action requiring a determination of shareholders, except that the record date for determining shareholders entitled to take action without a meeting or entitled to be given notice of action so taken is the date upon which a writing upon which such action is first received by the Corporation. Only such shareholders as shall be shareholders of record on the date so fixed shall be so entitled with respect to the matter to which the same relates. If the Board of Directors shall not fix a record date as above provided, then the record date shall be determined in accordance with the Act.

         4. INSPECTION OF CORPORATE RECORDS. Shareholders shall have those rights to inspect and copy the Corporation's records as provided in the Act.

         5. DISTRIBUTION OF FINANCIAL STATEMENTS. Upon the written request of any shareholder of the Corporation, the Corporation shall mail to such shareholder its last annual and most recently published financial statement, if any.

         6. AUDITS OF BOOKS AND ACCOUNTS. The Corporation's books and accounts may be audited at such times and by such auditors as shall be specified and designated by resolution of the Board of Directors.


                                  ARTICLE XII.
                          EMERGENCY BYLAWS AND ACTIONS

         Subject to repeal or change by action of the shareholders, the Board of Directors may adopt emergency bylaws and exercise other powers in accordance with and pursuant to the provisions of the Act.

                                 ARTICLE XIII.
                                   AMENDMENTS

         Unless the Act, the Articles of Incorporation or a particular Bylaw reserves the right to amend the Bylaws exclusively to the shareholders, the Board of Directors may amend or repeal these Bylaws or adopt new bylaws. The shareholders may also amend or repeal these Bylaws or adopt new bylaws.